Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement ("AGREEMENT") is made and entered into this 22nd day of May, 2009, by and among Peace Mountain Natural Beverages Corp. ("PEACE MOUNTAIN"), a Massachusetts corporation with a business address of P.O. Box 1445, Springfield, Massachusetts 01101, John David Alden, an individual with an address at 57 Cooley Drive, Longmeadow, Massachusetts 01106, and Skinny Nutritional Corporation ("SNC"), a Nevada Corporation with a principal place of business at 3 Bala Plaza East, Suite 101, Bala Cynwyd, Pennsylvania 19004 (collectively, “the parties”).

WITNESSETH

WHEREAS, PEACE MOUNTAIN and SNC have each developed proprietary and trade secret information relating to the design, development, and manufacture of beverage products sold under, among other designations, Skinny Water, Diet Water, Skinny Tea,  Skinny Juice, Skinny Shake, and the “Skinny” brand (collectively, “SKINNY PRODUCTS”);

WHEREAS, the parties entered into a Definitive License and Distribution Agreement on August 1, 2004, which was amended on October 1, 2006 (collectively, the “DLD AGREEMENT”), wherein PEACE MOUNTAIN granted SNC rights to manufacture, distribute, and sell SKINNY PRODUCTS, on an exclusive basis for a defined period, using the intellectual property assets associated with the SKINNY PRODUCTS, including propriety and trade secret information, good-will, copyrights, Internet domain names, trademarks, and trade names (collectively the “IP ASSETS”);

WHEREAS, SNC, pursuant to the DLD AGREEMENT, has spent money developing a brand in the market for the SKINNY PRODUCTS, including the development of product line extensions of SKINNY PRODUCTS, and has created marketing and distribution channels for the SKINNY PRODUCTS and product line extensions;

WHEREAS, a dispute has arisen between the parties and such dispute is being arbitrated, pursuant to Section 13.2 of the DLD AGREEMENT, according to the rules of the American Arbitration Association under the caption “Peace Mountain Natural Beverages Corp. v. Skinny Nutritional Corporation, AAA Case No. 11133E0067208” (“the pending arbitration”); and

WHEREAS, the parties wish to settle the pending arbitration.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, promises, terms, and conditions contained in this AGREEMENT, the parties agree as follows:

1.           Dismissal of the Pending Arbitration.  Within five (5) days of the Closing (as such term is defined in the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT), the parties shall direct their respective counsel to execute and file with the American Arbitration Association a Stipulated Order of Dismissal With Prejudice in the form attached as Exhibit A.  Each of the parties shall bear its own costs and neither shall seek reimbursement from the other of any costs or expenses incurred in connection with the pending arbitration.

2.           Purchase of IP ASSETS.  Upon execution and delivery of this AGREEMENT,  the parties shall concurrently execute and deliver that certain INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, pursuant to which SNC will purchase the IP ASSETS of PEACE MOUNTAIN under the terms set forth in the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT.  The INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT is attached as Exhibit B.  Upon the Closing of the transactions contemplated under the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, the DLD AGREEMENT shall be terminated and shall be of no further force or effect, and neither party shall have any further liability or obligation to the other party thereunder, whether or not amounts for payment thereunder have accrued and/or been paid.

3.           Consulting Agreement.  Upon execution and delivery of this AGREEMENT, SNC and John David Alden shall concurrently execute and deliver a two-year consulting agreement under the terms set forth in the CONSULTING AGREEMENT, which is attached as Exhibit C.  The CONSULTING AGREEMENT shall commence on the first day of the month following the execution of this AGREEMENT.

4.           Mutual Release.  Effective as of the Closing of the transactions contemplated under the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, each of the parties, on behalf of itself and on behalf of its representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors, and assigns, hereby forever releases and discharges the other parties and the representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors, and assigns of the other parties, of and from any and all manner of action, claim, or cause of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, losses, damages, costs or expenses which they may have against each other as of the Closing of the transactions contemplated under the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and which arise out of or relate directly to the DLD AGREEMENT or the pending arbitration settled by this AGREEMENT.

5.           Representation by Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this AGREEMENT.

6.           Representations as to Authority and Enforceability.  Each party represents and warrants to the other parties that it has the full right, power, and authority to execute, deliver, and perform this AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT, and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand, or any portion of or interest in any claim or demand, relating to any matter covered by this AGREEMENT.  All actions on the part of each party necessary to approve the transactions as contemplated by this AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT have been duly taken as required by applicable law and any applicable organizational documents and other agreements.  This AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT have been, and the other agreements, documents, and instruments required to be delivered by any party in accordance with the provisions of this AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT will be, duly executed and delivered by such party and will constitute, or will constitute when delivered, the valid and binding agreement and obligations of such party enforceable against such party in accordance with their respective terms.

7.           Successors and Assigns.  This AGREEMENT may not be assigned by any party without the prior written consent of the other parties except to a successor of substantially the entire business to which this Agreement relates.  Subject to the foregoing, this AGREEMENT shall extend to, inure to the benefit of, and be binding upon the parties and their respective directors, officers, partners, proprietors, attorneys, agents, servants, employees, representatives, affiliates, subsidiaries, shareholders, predecessors, successors, heirs and permitted assigns.

8.           Interpretation.

a.           Severability.  In the event that any provision of this AGREEMENT or the application of any provision of this AGREEMENT is held by a tribunal of competent jurisdiction to be contrary to law, the remaining provisions of this AGREEMENT shall remain in full force and effect and this AGREEMENT shall be interpreted as if such invalid provisions were omitted.

b.           Headings.  The paragraph headings contained in this AGREEMENT are provided for convenience only and shall not be considered in the interpretation and construction of this AGREEMENT.

9.           Waiver.  The failure of any party at any time or times to demand strict performance by the other party(ies) of any of the terms, covenants, or conditions set forth in this AGREEMENT shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants, and conditions.

10.           Confidentiality.  Each party shall maintain in confidence and not disclose the terms and conditions of this AGREEMENT except: (a) as may be required by an order of a court of competent jurisdiction; or (b) during the course of arbitration so long as the disclosure of such terms and conditions are restricted in the same manner as the confidential information of the arbitrating party.

11.           Future Dispute Resolution.

a.           The parties agree to cooperate to effectuate the letter and spirit of this AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT.  The parties agree that they shall attempt in good faith to resolve any questions, issues, or disputes arising out of or relating to this AGREEMENT, the INTELLECTUAL PROPERTY ASSETS PURCHASE AGREEMENT, and the CONSULTING AGREEMENT, which may occur in the future, promptly by negotiations.

b.           Any party may give the other party(ies) written notice of any controversy not resolved in the normal course of business.  Within twenty (20) days after delivery of that notice, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute.  If the matter has not been resolved within sixty (60) days of the disputing party’s notice, or if the parties fail to meet within twenty (20) days, a party may initiate arbitration of the controversy as provided below.  If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days’ notice of such intention and may also be accompanied by an attorney.  All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

c.           If the controversy has not been resolved by negotiation as provided above, the parties shall settle the controversy by arbitration before the American Arbitration Association in accordance with its Commercial Rules as then in effect. If the parties cannot within fifteen (15) calendar days after such initiation agree upon the selection of a single arbitrator, then they (PEACE MOUNTAIN and JOHN DAVID ALDEN on the one hand, and SNC on the other) shall each select an arbitrator within thirty (30) days thereafter and the two arbitrators so selected shall select a third arbitrator, and such arbitration shall be resolved by a majority vote of the panel of those three arbitrators. The decision of the arbitrator(s) shall be binding on the parties and may be entered by any party in any court of competent jurisdiction. The prevailing party in the arbitration shall be entitled to have its reasonable attorney's fees incurred in connection with the arbitration included in the arbitrator(s)' award. The determination of which party is the prevailing party in any arbitration shall be at the discretion of the arbitrator(s).

d.           Any arbitration shall be venued in Springfield, Massachusetts.

12.           Entire Agreement.  This AGREEMENT (including the agreements as shown in the Exhibits) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter.  This AGREEMENT may not be altered, amended, modified, or otherwise changed in any respect except by an instrument in writing duly executed by authorized representatives of each of the parties.

13.           Governing Law.  This AGREEMENT shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts of laws principles).

IN WITNESS WHEREOF, the parties duly execute and deliver this AGREEMENT as of the date first written above.

PEACE MOUNTAIN NATURAL
BEVERAGES CORP.

By:	/s/ John David Alden
Name:	John David Alden
Title:	President

JOHN DAVID ALDEN

/s/ John David Alden

SKINNY NUTRITIONAL
CORPORATION

By:	/s/ Ronald D. Wilson
Name:	Ronald D. Wilson
Title:	Pres. and CEO

EXHIBIT A

DOCKET NO. 11133E0067208

PEACE MOUNTAIN NATURAL	:	American Arbitration Association
BEVERAGES CORPORATION,	:
Plaintiff,		:
:
v.		:
:
SKINNY NUTRITIONAL	:
CORPORATION		:
Defendant.		:

STIPULATED ORDER OF DISMISSAL WITH PREJUDICE

BE IT REMEMBERED on the day written below, came on to be considered the above entitled and numbered cause, and came the parties, individually and by and through counsel of record, and announced to the American Arbitration Association that all matters in controversy and dispute had been compromised and settled, and that this case should be dismissed with prejudice and the taxable costs be taxed against the party incurring same.

ACCORDINGLY, IT IS ORDERED, ADJUDGED, AND DECREED that this case be, and is hereby in its entirety, dismissed with prejudice as to its re-filing and if any costs are outstanding, the same are taxed against the party incurring same, for which let execution issue if not timely paid.

All relief not specifically granted or denied herein is denied.

SIGNED this _________ day of _____________________, 2009.

_______________________________
PRESIDING ARBITRATOR

AGREED AS TO FORM AND CONTENT:

Dated: ____________________, 2009	PEACE MOUNTAIN NATURAL
BEVERAGE CORPORATION
By:
Title:

Dated: ____________________, 2009	SKINNY NUTRITIONAL
CORPORATION
By:
Title:

EXHIBIT B

Form of IP Assets Purchase Agreement

EXHIBIT C

Form of Consulting Agreement